

PROSPECTUS SUPPLEMENT                                                 FILE NO. 333-59997
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED        RULE 424(B)(3)
FEBRUARY 17, 1999)
PROSPECTUS NUMBER: 1851




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $10,000,000               ORIGINAL ISSUE DATE:            March 19, 1999


CUSIP NUMBER:           59018S 2E3                STATED MATURITY DATE:           January 15, 2002


INTEREST CALCULATION:                             DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                    /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                    / / 30/360
(FIXED INTEREST RATE):                            / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                         / / COMMERCIAL PAPER RATE
/ / CMT RATE                                      / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                    / / CD RATE
/ / FEDERAL FUNDS RATE                            / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                              DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                 LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months              MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 0.250%                    MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  TBD                       SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Quarterly, on the 15th of January, April, July and October, commencing July 15,
                        1999; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 15th of January, April, July and October, commencing July 15,
                        1999; long first coupon, subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  February 23, 1999

